Exhibit 8.1



                                 August 25, 2003


To the Addressees Listed
   on Schedule I Attached Hereto

                  Re:      CDC Mortgage Capital Trust 2003-HE3,
                           Mortgage Pass-Through Certificates, Series 2003-HE3
                           ---------------------------------------------------

Ladies and Gentlemen:

         We have acted as tax counsel to Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor") in connection with the issuance by the CDC Mortgage Capital Trust 2003-HE3 (the "Trust") of its Mortgage Pass-Through Certificates, Series 2003-HE3 (the "Certificates"), pursuant to a Pooling and Servicing Agreement, dated as of August 1, 2003 (the "Pooling and Servicing Agreement"), among the Depositor, Ocwen Federal Bank FSB, as servicer, CDC Mortgage Capital Inc., as unaffiliated seller, and Deutsche Bank National Trust Company, as trustee. Terms capitalized herein and not otherwise defined herein shall have their respective meanings as set forth in the Pooling and Servicing Agreement.

         As tax counsel, we have examined such documents and records as we deemed appropriate for purposes of rendering the opinions set forth below, including the following: (a) a Prospectus dated July 25, 2003 (the "Base Prospectus"), as supplemented by the Prospectus Supplement, dated August 22, 2003 (the "Prospectus Supplement"), and (b) an executed copy of the Pooling and Servicing Agreement.

         Based upon the foregoing and upon the assumptions set forth below, we are of the opinion, under the laws of the United States in effect as of the date hereof, that:

         1. Assuming that each REMIC created under the Pooling and Servicing Agreement elects, as it has covenanted to do in the Pooling and Servicing Agreement, to be treated as a "real estate mortgage investment conduit" ("REMIC"), as such term is defined in the Internal Revenue Code of 1986, as amended (the "Code"), and the parties to the Pooling and Servicing Agreement comply with the terms thereof, each REMIC will be treated as a REMIC.

         2. Each of the Lower Tier Regular Interests will be treated as one or more "regular interests" in the Lower Tier REMIC, and the Class LT-R Interest will be the sole "residual interest" in the Lower Tier REMIC.

         3. Each of the Middle Tier Regular Interests will be treated as one or more "regular interests" in the Middle Tier REMIC, and the Class MT-R Interest will be the sole "residual" interest" in the Middle Tier REMIC.

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To the Addressees Listed on
   Schedule I Attached Hereto
August 25, 2003
Page 2


         4. Each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates represents an interest in two separate investments: (i) the corresponding class of regular interests in the Upper Tier REMIC, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3, respectively, and (ii) an interest in a notional principal contract, the right to receive Basis Risk Carry Forward Amounts. The Class X represents two regular interests in the Upper Tier REMIC. The Class UT-R Interest will be the sole "residual interest" in the Upper Tier REMIC.

         5. The Class P Certificates represent an undivided beneficial ownership interest in a grantor trust under Subpart E of Part I of Subchapter J of the Code, the assets of which are the Prepayment Charges.

         6. The statements under the caption "Material Federal Income Tax Considerations" in the Prospectus Supplement and "Material Federal Income Tax Consequences" in the Prospectus, as they relate to federal income tax matters and to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

         7. As a consequence of the qualification of each of the REMICs as a REMIC, the Upper Tier Regular Interests, the Middle Tier Regular Interests, and the Lower Tier Regular Interests will be treated as "regular ... interest(s) in a REMIC" under Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(5)(B) of the Code generally in the same proportion that the assets in the Trust consist of qualifying assets under such Sections. In addition, as a consequence of the qualification of each of the REMICs as a REMIC, interest on the Upper Tier Regular Interests, the Middle Tier Regular Interests, and the Lower Tier Regular Interests will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code to the extent that such Upper Tier Regular Interests, the Middle Tier Regular Interests and Lower Tier Regular Interests are treated as "real estate assets" under Section 856(c)(5)(B) of the Code.

         8. The rights to receive Basis Risk Carry Forward Amounts will not constitute (i) a "real estate asset" within the meaning of Section 856(c)(5)(B) of the Code if held by a real estate investment trust; (ii) a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or a "permitted investment" within the meaning of Section 860G(a)(5) of the Code if held by a REMIC; or (iii) assets described in Section 7701(a)(19)(C)(xi) of the Code if held by a thrift.

         9. Assuming that the Trust acquires the Subsequent Mortgage Loans in the manner contemplated by the Pooling and Servicing Agreement, such acquisition will not result in a "prohibited transaction" (as defined in the REMIC Provisions) for any REMIC held by the Trust, and will not cause any REMIC held by the Trust to cease to qualify as a REMIC.

         The opinions set forth herein are based upon the existing provisions of the Code and Treasury regulations issued or proposed thereunder, published Revenue Rulings and releases of the Internal Revenue Service and existing case

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To the Addressees Listed on
   Schedule I Attached Hereto
August 25, 2003
Page 3


law, any of which could be changed at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described above, and we do not express an opinion on any other tax aspect of the transactions contemplated by the documents relating to the transaction.

         In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States. This opinion is rendered as of the date hereof, and we undertake no obligation to update this letter or the opinions contained herein after the date hereof. This opinion is rendered only to those to whom it is addressed and may not be relied on in connection with any transactions other than the transactions contemplated herein. This opinion may not be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.


                                         Very truly yours,


                                         Dewey Ballantine LLP

                                   SCHEDULE I
                                   ----------


CDC Mortgage Capital Inc.                   Morgan Stanley ABS Capital I Inc.
9 West 57th Street, 36th Floor              1585 Broadway
New York, New York  10019                   New York, New York  10036

Morgan Stanley & Co. Incorporated           Deutsche Bank National Trust Company
1585 Broadway                               1761 East St. Andrew Place
New York, New York  10036                   Santa Ana, CA  92705-4934

Banc of America Securities LLC              Moody's Investors Service, Inc.
100 North Tryon Street                      99 Church Street
NC1-007-11-07                               New York, New York  10007
Charlotte, North Carolina  28255

Fitch, Inc.                                 Standard & Poor's Ratings Services
One State Street Plaza                      55 Water Street
New York, New York  10004                   New York, New York  10041

Ocwen Federal Bank FSB                      Countrywide Securities, Inc.
1675 Palm Beach Lakes Blvd.                 4500 Park Granada
West Palm Beach, Florida 33401              Calabass, California 91302

Financial Security Assurance Inc.
350 Park Avenue
New York, New York 10022